As filed with the Securities and Exchange Commission on June 10, 2013

Registration No. 333-187933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMR Corporation

(Exact name of registrant as specified in its charter)

Delaware	4512	75-1825172
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Gary F. Kennedy

AMR Corporation

Senior Vice President, General Counsel, and Chief Compliance Officer

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Thomas A. Roberts Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, Texas 75201 (214) 746-7700	Mary R. Korby K&L Gates LLP 1717 Main Street, Suite 2800 Dallas, Texas 75201 (214) 939-5500	Stephen L. Johnson US Airways Group, Inc. Executive Vice President – Corporate and Government Affairs 111 West Rio Salado Parkway Tempe, Arizona 85281 (480) 693-0800	Anthony J. Richmond Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a small reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-4 of AMR Corporation (File No. 333-187933) is being filed solely for the purpose of amending and restating the signature page hereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, and Part II of the Registration Statement. The proxy statement/prospectus, including the financial statements and annexes included therein, are unchanged and have been omitted.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

Section 145 of the DGCL provides in regard to indemnification of directors and officers as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VII of AMR’s bylaws provide in regard to indemnification of directors and officers as follows:

SECTION 1. Nature of Indemnity. To the fullest extent permitted by applicable law as it exists now or is hereafter amended, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify and hold harmless any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or, while serving as an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Section 5, the corporation shall be required to indemnify a covered person in connection with any action, suit or proceeding (or part thereof) commenced by such covered person only if the commencement of such action, suit or proceeding (or part thereof) by the covered person was authorized in the specific case by the board of directors of the corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. To the extent that a present or former employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 3. Determination that Indemnification Is Proper. (a) Any indemnification of a present or former director or officer of the corporation under Section 1 of this Article VII (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1. Such determination may be made, with respect to a present or former director or officer, at the election of such present or former director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(b) Any indemnification of an employee or agent of the corporation (who is not also a present or former director or officer of the corporation) under Section 1 (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1. Such determination, in the case of an employee or agent, may be made in accordance with the procedures outlined in the second sentence of Section 3(a) or in such other manner as may be determined by the board of directors.

SECTION 4. Advance Payment of Expenses. To the fullest extent permitted by applicable law as it exists now or is hereafter amended, expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is or may be available pursuant to this Article VII shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

SECTION 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. If the corporation fails to respond within sixty (60) days then, to the fullest extent permitted by law, the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article VII shall be enforceable, to the fullest extent permitted by law, by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation, to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6. Survival, Preservation of Other Rights. (a) The provisions of this Article VII shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation, in consideration of such person’s past or current and any future performance of services for the corporation, and pursuant to this Article VII the corporation intends to be legally bound to each such current or former director or officer of the corporation. With respect to each individual who serves or has served as a director or officer of the corporation, the rights conferred under this Article VII are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation. Neither amendment nor repeal nor modification of any provision of this Article VII nor the adoption of any provision of the corporation’s certificate of incorporation, as amended or restated from time to time, inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights provided by, or granted pursuant to, this Article VII shall continue notwithstanding that the person has ceased to be a director or officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b) The provisions of this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

SECTION 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII; provided, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

SECTION 8. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

Section 102(b)(7) of the DGCL, as amended, provides in regard to the limitation of liability of directors and officers as follows:

(B) In addition to the matters required to be set forth in the certificate of incorporation by subsection (A) of this section, Section 145 of the DGCL the certificate of incorporation may also contain any or all of the following matters:

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with § 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Article Ninth of AMR’s certificate of incorporation provides in regard to the limitation of liability of directors and officers as follows:

NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

AMR’s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 21. Exhibits and Financial Statement Schedules.

(i) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(ii) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (17 CFR 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C (17 CFR 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 CFR 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement shall, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant shall be a seller to the purchaser and shall be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 CFR 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The registrant undertakes that every prospectus that (i) is filed pursuant to paragraph (1) immediately preceding or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and shall be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to any request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired in connection therewith, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 10, 2013.

AMR CORPORATION

By:	/s/ Thomas W. Horton
Thomas W. Horton Chairman, President, and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas W. Horton Thomas W. Horton Director, Chairman, President, and Chief Executive Officer (Principal Executive Officer) Dated: June 10, 2013	/s/ Isabella D. Goren Isabella D. Goren Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) Dated: June 10, 2013

/s/ John W. Bachmann* John W. Bachmann, Director	/s/ Michael A. Miles* Michael A. Miles, Director

/s/ Stephen M. Bennett* Stephen M. Bennett, Director	/s/ Philip J. Purcell* Philip J. Purcell, Director

/s/ Armando M. Codina* Armando M. Codina, Director	/s/ Ray M. Robinson* Ray M. Robinson, Director

/s/ Alberto Ibargüen* Alberto Ibargüen, Director	/s/ Judith Rodin* Judith Rodin, Director

/s/ Ann M. Korologos* Ann M. Korologos, Director	/s/ Matthew K. Rose* Matthew K. Rose, Director

/s/ Roger T. Staubach* Roger T. Staubach, Director

*By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly Corporate Secretary Attorney-in-fact for persons indicated which constitutes a majority of the board of directors of AMR Corporation. Dated: June 10, 2013

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated as of February 13, 2013, by and among AMR Corporation, AMR Merger Sub, Inc., and US Airways Group, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).(a)

2.2	Amendment to Agreement and Plan of Merger, dated as of May 15, 2013, by and among AMR Corporation, AMR Merger Sub, Inc., and US Airways Group, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 7, 2013, by and among AMR Corporation, AMR Merger Sub, Inc., and US Airways Group, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.1	Form of Amended and Restated Certificate of Incorporation of AMR Corporation (included as Annex B to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.2	Form of Certificate of Designations, Powers, Preferences and Rights of the AAG Series A Convertible Preferred Stock (included as Annex C to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.3	Form of Amended and Restated Bylaws of AMR Corporation (included as Annex D to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

5.1†	Opinion of Weil, Gotshal & Manges LLP as to the validity of the shares of American Airlines Group Inc. common stock.

8.1†	Opinion of Latham & Watkins LLP as to certain tax matters.

8.2†	Opinion of Weil, Gotshal & Manges LLP as to certain tax matters.

10.1	Description of informal arrangement relating to deferral of payment of directors’ fees, incorporated by reference to Exhibit 10(c)(11) to American’s Registration Statement No. 2-76709.

10.2	AMR Corporation 2004 Directors Unit Incentive Plan, as amended, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2005; the successor to the AMR Corporation 1994 Directors Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.9 to AMR’s report on Form 10-K for the year ended December 31, 1996, and the AMR Corporation 1999 Directors’ Stock Appreciation Rights Plan, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarterly period ended March 31, 1999.

10.3	First Amendment to AMR Corporation 2004 Directors Unit Incentive Plan, dated as of January 1, 2005, incorporated by reference to Exhibit 10.4 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.4	Deferred Compensation Agreement, dated as of December 18, 2001 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2002, as filed on July 19, 2002.

10.5	Deferred Compensation Agreement, dated as of November 16, 2002 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.27 to AMR’s report on Form 10-K for the year ended December 31, 2002.

Exhibit No.	Document

10.6	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.7	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.7 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.8	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.8 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.9	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.9 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.10	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.10 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.11	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.12 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.12	Deferred Compensation Agreement, dated as of December 4, 2009 between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.12 to AMR’s report on Form 10-K for the year ended December 31, 2009.

10.13	Deferred Compensation Agreement, dated as of December 10, 2012, between AMR and John W. Bachmann, incorporated by reference to Exhibit 10.13 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.14	Deferred Compensation Agreement, dated as of February 19, 1998, between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.15 to AMR’s report on Form 10-K for the year ended December 31, 1997.

10.15	Deferred Compensation Agreement, dated as of January 13, 1999, between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.19 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.16	Deferred Compensation Agreement, dated as of January 12, 2000, between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.20 to AMR’s report on Form 10-K for the year ended December 31, 1999.

10.17	Deferred Compensation Agreement, dated as of January 22, 2001, between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.20 to AMR’s report on Form 10-K for the year ended December 31, 2000.

10.18	Deferred Compensation Agreement, dated as of December 18, 2001 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.6 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2002, as filed on July 19, 2002.

10.19	Deferred Compensation Agreement, dated as of December 13, 2002 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.28 to AMR’s report on Form 10-K for the year ended December 31, 2002.

Exhibit No.	Document

10.20	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.20 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.21	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.25 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.22	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.29 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.23	Deferred Compensation Agreement, dated as of December 21, 2006 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.33 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.24	Deferred Compensation Agreement, dated as of December 21, 2006 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.34 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.25	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.28 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.26	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.32 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.27	Deferred Compensation Agreement, dated as of December 4, 2009, between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.33 to AMR’s report on Form 10-K for the year ended December 31, 2009.

10.28	Deferred Compensation Agreement, dated as of December 4, 2010, between AMR and Armando M. Codina, incorporated by reference to Exhibit 10.35 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.29	Deferred Compensation Agreement, dated as of April 30, 2003 between AMR and Ann M. Korologos, incorporated by reference to Exhibit 10.3 to AMR’s report on Form 10-Q for the quarterly period ended March 31, 2003.

10.30	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and Ann M. Korologos, incorporated by reference to Exhibit 10.24 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.31	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Ann M. Korologos, incorporated by reference to Exhibit 10.31 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.32	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Ann M. Korologos, incorporated by reference to Exhibit 10.37 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.33	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Ann M. Korologos incorporated by reference to Exhibit 10.44 to AMR’s report on Form 10-K for the year ended December 31, 2006.

Exhibit No.	Document

10.34	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Ann M. Korologos, incorporated by reference to Exhibit 10.40 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.35	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Ann M. Korologos, incorporated by reference to Exhibit 10.39 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.36	Deferred Compensation Agreement, dated as of April 30, 2003 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.4 to AMR’s report on Form 10-Q for the quarterly period ended March 31, 2003.

10.37	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.26 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.38	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.34 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.39	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.41 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.40	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.49 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.41	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.46 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.42	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Michael A. Miles, incorporated by reference to Exhibit 10.46 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.43	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Phillip J. Purcell, incorporated by reference to Exhibit 10.26 to AMR’s report on Form 10-K for the year ended December 31, 2000.

10.44	Deferred Compensation Agreement, dated as of December 18, 2001 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.7 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2002, as filed on July 19, 2002.

10.45	Deferred Compensation Agreement, dated as of November 15, 2002 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.29 to AMR’s report on Form 10-K for the year ended December 31, 2002.

10.46	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.30 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.47	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.39 to AMR’s report on Form 10-K for the year ended December 31, 2004.

Exhibit No.	Document

10.48	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.47 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.49	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.56 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.50	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.54 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.51	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Philip J. Purcell, incorporated by reference to Exhibit 10.55 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.52	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Ray M. Robinson, incorporated by reference to Exhibit 10.48 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.53	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Ray M. Robinson, incorporated by reference to Exhibit 10.58 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.54	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Ray M. Robinson, incorporated by reference to Exhibit 10.57 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.55	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Ray M. Robinson, incorporated by reference to Exhibit 10.59 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.56	Deferred Compensation Agreement, dated as of July 16, 1997, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.22 to AMR’s report on Form 10-K for the year ended December 31, 1997.

10.57	Deferred Compensation Agreement, dated as of February 19, 1998, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.23 to AMR’s report on Form 10-K for the year ended December 31, 1997.

10.58	Deferred Compensation Agreement, dated as of January 7, 1999, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.30 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.59	Deferred Compensation Agreement, dated as of January 12, 2000, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.29 to AMR’s report on Form 10-K for the year ended December 31, 1999.

10.60	Deferred Compensation Agreement, dated as of January 22, 2001, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.25 to AMR’s report on Form 10-K for the year ended December 31, 2000.

10.61	Deferred Compensation Agreement, dated as of December 18, 2001 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.4 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2002, as filed on July 19, 2002.

Exhibit No.	Document

10.62	Deferred Compensation Agreement, dated as of November 20, 2002 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.26 to AMR’s report on Form 10-K for the year ended December 31, 2002.

10.63	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.42 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.64	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.53 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.65	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.64 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.66	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.69 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.67	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.69 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.68	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Judith Rodin, incorporated by reference to Exhibit 10.72 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.69	Deferred Compensation Agreement, dated as of December 4, 2009, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.74 to AMR’s report on Form 10-K for the year ended December 31, 2009.

10.70	Deferred Compensation Agreement, dated as of December 13, 2010, between AMR and Judith Rodin, incorporated by reference to Exhibit 10.77 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.71	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Matthew K. Rose, incorporated by reference to Exhibit 10.65 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.72	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Matthew K. Rose, incorporated by reference to Exhibit 10.66 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.73	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Matthew K. Rose, incorporated by reference to Exhibit 10.72 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.74	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Matthew K. Rose, incorporated by reference to Exhibit 10.73 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.75	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Matthew K. Rose, incorporated by reference to Exhibit 10.77 to AMR’s report on Form 10-K for the year ended December 31, 2008.

Exhibit No.	Document

10.76	Deferred Compensation Agreement, dated as of December 18, 2001 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2002, as filed on July 19, 2002.

10.77	Deferred Compensation Agreement, dated as of November 18, 2002 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.23 to AMR’s report on Form 10-K for the year ended December 31, 2002.

10.78	Deferred Compensation Agreement, dated as of January 12, 2004 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.45 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.79	Deferred Compensation Agreement, dated as of December 8, 2004 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.57 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.80	Deferred Compensation Agreement, dated as of November 29, 2005 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.71 to AMR’s report on Form 10-K for the year ended December 31, 2005.

10.81	Deferred Compensation Agreement, dated as of November 29, 2006 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.78 to AMR’s report on Form 10-K for the year ended December 31, 2006.

10.82	Deferred Compensation Agreement, dated as of December 4, 2007 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.80 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.83	Deferred Compensation Agreement, dated as of December 4, 2008 between AMR and Roger T. Staubach, incorporated by reference to Exhibit 10.85 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.84	Deferred Compensation Agreement, dated as of January 15, 2008 between AMR and Alberto Ibargüen, incorporated by reference to Exhibit 10.82 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.85	Deferred Compensation Agreement, dated as of December 4, 2008, between AMR and Alberto Ibargüen, incorporated by reference to Exhibit 10.89 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.86	Deferred Compensation Agreement, dated as of December 4, 2009, between AMR and Alberto Ibargüen, incorporated by reference to Exhibit 10.39 to AMR’s report on Form 10-K for the year ended December 31, 2009.

10.87	Deferred Compensation Agreement, dated as of December 10, 2010, between AMR and Alberto Ibargüen, incorporated by reference to Exhibit 10.98 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.88	Current form of 2003 Stock Option Agreement under the 1998 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarterly period ended September 30, 2003.

10.89	Current form of 2004 Stock Option Agreement under the 1998 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit 10.64 to AMR’s report on Form 10-K for the year ended December 31, 2004.

Exhibit No.	Document

10.90	Current form of 2005 Stock Option Agreement under the 1998 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit 10.3 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2005.

10.91	Current form of 2003 Stock Option Agreement under the 2003 Employee Stock Incentive Plan, incorporated by reference to Exhibit 10.49 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.92	Current form of 2004 Stock Option Agreement under the 2003 Employee Stock Incentive Plan, incorporated by reference to Exhibit 10.66 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.93	Current form of 2005 Stock Option Agreement under the 2003 Employee Stock Incentive Plan, incorporated by reference to Exhibit 10.4 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2005.

10.94	Current form of Amendment of Stock Option Agreements under the 1998 Long Term Incentive Plan to Add Stock Appreciation Rights, incorporated by reference to Exhibit 10.1 AMR’s report on Form 10-Q for the quarterly period ended September 30, 2006.

10.95	Current form of Career Equity Program Deferred Stock Award Agreement for Corporate Officers under the AMR 1998 Long Term Incentive Plan, incorporated by reference to Exhibit 10.41 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.96	Current form of Career Equity Program Deferred Stock Award Agreement for non-officers under the AMR 1998 Long Term Incentive Plan, incorporated by reference to Exhibit 10.42 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.97	Current form of Career Equity Program Deferred Stock Award Agreement for Senior Officers under the AMR 1998 Long Term Incentive Plan, incorporated by reference to Exhibit 10.42(a) to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.98	Current form of Career Equity Program Deferred Stock Award Agreement for Employees under the AMR 1998 Long Term Incentive Plan, incorporated by reference to Exhibit 10.44 to AMR’s report on Form 10-K for the year ended December 31, 1999.

10.99	Form of amendment to Career Equity Program Deferred Stock Award Agreement for Employees and Senior Officers dated as of January 1, 2005, incorporated by reference to Exhibit 10.105 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.100	Form of amendment to Career Equity Program Deferred Stock Award Agreement for Employees and Senior Officers dated as of January 1, 2005, incorporated by reference to Exhibit 10.106 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.101	Current form of 2009 Deferred Share Award Agreement (with awards to executive officers noted), incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.102	Current form of 2010 Deferred Share Award Agreement (with awards to executive officers noted), incorporated by reference to AMR’s current report on Form 8-K dated May 21, 2010.

10.103	Current form of 2011 Deferred Share Award Agreement (with awards to executive officers noted), incorporated by reference to AMR’s current report on Form 8-K dated May 20, 2011.

10.104	Current form of 2006 Stock Appreciation Right Agreement under the 1998 Long Term Incentive Plan, as Amended (with awards to executive officers noted), incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2006.

Exhibit No.	Document

10.105	Current form of 2007 Stock Appreciation Right Agreement under the 1998 Long Term Incentive Plan, as Amended (with awards to executive officers noted), incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2007.

10.106	Current form of 2008 Stock Appreciation Right Agreement under the 1998 Long Term Incentive Plan, as Amended (with awards to executive officers noted), incorporated by reference to Exhibit 99.1 to AMR’s report on Form 8-K dated on May 22, 2008.

10.107	Current form of 2009 Stock Appreciation Right Agreement under the 1998 Long Term Incentive Plan, as Amended (with awards to executive officers noted), incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.108	Current form of 2010 Stock Appreciation Right Agreement under the 2009 Long Term Incentive Plan, as Amended (with awards to executive officers noted), incorporated by reference to AMR’s current report on Form 8-K dated May 21, 2010.

10.109	Current form of 2011 Stock Appreciation Right Agreement under the 2009 Long Term Incentive Plan, as Amended (with awards to executive officers noted), incorporated by reference to AMR’s current report on Form 8-K dated May 20, 2011.

10.110	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Daniel P. Garton, dated May 21, 1998, incorporated by reference to Exhibit 10.66 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.111	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and William K. Ris, Jr., dated October 20, 1999, incorporated by reference to Exhibit 10.79 to AMR’s report on Form 10-K for the year ended December 31, 1999.

10.112	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Gary F. Kennedy dated February 3, 2003, incorporated by reference to Exhibit 10.55 to AMR’s report on Form 10-K for the year ended December 31, 2002.

10.113	Employment agreement between AMR, American Airlines and William K. Ris, Jr. dated November 11, 1999, incorporated by reference to Exhibit 10.73 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.114	Executive Termination Benefits Agreement between AMR, American Airlines and Isabella D. Goren dated as of March 25, 2008 and Form of Amendment to the Executive Termination Benefits Agreement dated as of November 17, 2008, incorporated by reference to Exhibit 10.130 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.115	Form of Amendment to Executive Termination Benefits Agreement dated as of January 1, 2005, incorporated by reference to Exhibit 10.124 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.116	Employment agreement between AMR, American Airlines and Thomas W. Horton dated March 29, 2006, incorporated by reference to Exhibit 10.1 to AMR’s current report on Form 8-K dated March 31, 2006.

10.117	Amendment of employment agreement between AMR, American Airlines and Thomas W. Horton dated July 15, 2008, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2008.

10.118	Employment agreement between AMR, American Airlines, AMR Eagle Holding Corporation, and Daniel P. Garton dated June 10, 2010, incorporated by reference to AMR’s current report on Form 8-K dated June 11, 2010.

Exhibit No.	Document

10.119	Supplemental Executive Retirement Program for Officers of American Airlines, Inc., as amended and restated as of January 1, 2005, incorporated by reference to Exhibit 10.127 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.120	Trust Agreement Under Supplemental Retirement Program for Officers of American Airlines, Inc., as amended and restated as of June 1, 2007, incorporated by reference to Exhibit 10.128 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.121	Trust Agreement Under Supplemental Executive Retirement Program for Officers of American Airlines, Inc. Participating in the $uper $aver Plus Plan, as amended and restated as of June 1, 2007, incorporated by reference to Exhibit 10.129 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.122	Aircraft Purchase Agreement by and between American Airlines, Inc. and The Boeing Company, dated October 31, 1997, incorporated by reference to Exhibit 10.48 to AMR’s report on Form 10-K for the year ended December 31, 1997. Confidential treatment was granted as to a portion of this document.

10.123	Letter Agreement dated November 17, 2004 and Purchase Agreement Supplements dated January 11, 2005 between the Boeing Company and American Airlines, Inc., incorporated by reference to Exhibit 10.99 to AMR’s report on Form 10-K for the year ended December 31, 2004. Confidential treatment was granted as to a portion of these agreements.

10.124	Letter Agreement between the Boeing Company and American Airlines, Inc. dated May 5, 2005, incorporated by reference to Exhibit 10.7 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2005. Confidential treatment was granted as to a portion of this agreement.

10.125	Aircraft Purchase Agreement by and between AMR Eagle Holding Corporation and Bombardier Inc., dated January 31, 1998, incorporated by reference to Exhibit 10.49 to AMR’s report on Form 10-K for the year ended December 31, 1997. Confidential treatment was granted as to a portion of this agreement.

10.126	AMR Corporation Procedures for Deferral of Board Retainers and Fees (an amendment and restatement of the Directors Stock Equivalent Purchase Plan), as amended and restated as of January 1, 2005, incorporated by reference to Exhibit 10.135 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.127	2011 Annual Incentive Plan for American, incorporated by reference to Exhibit 99.1 to AMR’s current report on Form 8-K dated January 21, 2011.

10.128	2012 Annual Incentive Plan for American, incorporated by reference to Exhibit 99.1 to AMR’s current report on Form 8-K dated January 23, 2012.

10.129	Purchase Agreement No. 3219 between American Airlines, Inc. and The Boeing Company, dated as of October 15, 2008. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.29 to American Airlines, Inc.’s report on Form 10-K for the year ended December 31, 2008.

10.130	Form of 2009-2011 Performance Share Agreement (with awards to executive officers noted), and 2009-2011 Performance Share Plan for Officers and Key Employees, incorporated by reference to Exhibit 10.2 to AMR’s current report on Form 10-Q for the quarterly period ended June 30, 2009.

10.131	Form of 2010-2012 Performance Share Agreement (with awards to executive officers noted), and 2010-2012 Performance Share Plan for Officers and Key Employees dated May 19, 2010, incorporated by reference to AMR’s current report on Form 8-K dated May 21, 2010.

Exhibit No.	Document

10.132	Form of 2011-2013 Performance Share Agreement (with awards to executive officers noted), and 2011-2013 Performance Share Plan for Officers and Key Employees dated May 18, 2011, incorporated by reference to AMR’s current report on Form 8-K dated May 20, 2011.

10.133	AMR Corporation 1998 Long Term Incentive Plan, as Amended and Restated as of January 1, 2005, incorporated by reference to Exhibit 10.142 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.134	AMR Corporation 2009 Long Term Incentive Plan, incorporated by reference to Exhibit 10.4 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.135	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated August 17, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.133 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.136	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated November 20, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.134 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.137	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated December 10, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.135 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.138	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated January 20, 2008. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.136 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.139	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated February 11, 2008. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.137 to AMR’s report on Form 10-K for the year ended December 31, 2007.

10.140	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated as of June 9, 2009. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-QA for the quarter ended June 30, 2009.

10.141	Purchase Agreement Supplement by and between AMR Eagle Holding Corporation and Bombardier Inc., dated December 2, 2009. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.150 to AMR’s report on Form 10-K for the year ended December 31, 2009.

Exhibit No.	Document

10.142	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated December 18, 2009. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.151 to AMR’s report on Form 10-K for the year ended December 31, 2009.

10.143	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated January 14, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.159 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.144	Supplemental Agreement No. 34 to Purchase Agreement No. 1977 by and between American Airlines, Inc. and The Boeing Company dated as of July 21, 2010. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-QA for the quarter ended June 30, 2010.

10.145	Supplemental Agreement No. 2 to Purchase Agreement No. 3219 by and between American Airlines, Inc. and The Boeing Company dated as of July 21, 2010. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-QA for the quarter ended June 30, 2010.

10.146	Supplemental Agreement No. 21 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of March 14, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarter ended March 31, 2011.

10.147	Supplemental Agreement No. 22 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of March 31, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-Q for the quarter ended March 31, 2011.

10.148	Supplemental Agreement No. 23 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of April 29, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarter ended June 30, 2011.

10.149	Supplemental Agreement No. 24 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of May 25, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-Q for the quarter ended June 30, 2011.

Exhibit No.	Document

10.150	Supplemental Agreement No. 25 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of July 19, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarter ended September 30, 2011.

10.151	Supplemental Agreement No. 26 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of July 26, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-Q for the quarter ended September 30, 2011.

10.152	Supplemental Agreement No. 35 to Purchase Agreement No. 1977 by and between American Airlines, Inc. and The Boeing Company dated as of August 19, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.3 to AMR’s report on Form 10-Q for the quarter ended September 30, 2011.

10.153	A320 Family Aircraft Purchase Agreement by and between American Airlines, Inc. and Airbus S.A.S. dated as of July 20, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.4 to AMR’s report on Form 10-Q for the quarter ended September 30, 2011.

10.154	Supplemental Agreement No. 27 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of October 10, 2011. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.155 to AMR’s report on Form 10-K for the year ended December 31, 2011.

10.155	Supplemental Agreement No. 29 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated March 12, 2012. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarter ended March 31, 2012.

10.156	Supplemental Agreement No. 28 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of June 1, 2012. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarter ended June 30, 2012.

10.157	Supplemental Agreement No. 30 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated June 29, 2012. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.2 to AMR’s report on Form 10-Q for the quarter ended June 30, 2012.

Exhibit No.	Document

10.158	Supplemental Agreement No. 32 to Purchase Agreement No. 1980 by and between American Airlines, Inc. and The Boeing Company dated as of September 30, 2012. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.1 to AMR’s report on Form 10-Q for the quarter ended September 30, 2012.

10.159	AMR Corporation Amended and Restated Directors Pension Benefits Plan, effective as of January 1, 2005, incorporated by reference to Exhibit 10.149 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.160	Amended and Restated Air Transportation Plan for Non-Employee Directors of AMR Corporation, effective as of January 1, 2005, incorporated by reference to Exhibit 10.150 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.161	AMR Corporation 2003 Employee Stock Incentive Plan, as amended as of January 1, 2005, incorporated by reference to Exhibit 10.151 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.162	First Amendment to AMR Corporation 1994 Directors Stock Incentive Plan, dated as of January 1, 2005, incorporated by reference to Exhibit 10.152 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.163	AMR Eagle Holding Corporation 2011 Incentive Compensation Plan for Employees of Subsidiaries of AMR Eagle Holding Corporation, effective as of January 1, 2011, incorporated by reference to Exhibit 10.166 to AMR’s report on Form 10-K for the year ended December 31, 2010.

10.164	Support and Settlement Agreement, dated as of February 13, 2013, by and among AMR Corporation, certain direct and indirect subsidiaries of AMR Corporation, and the Initial Consenting Creditors (as defined therein), incorporated by reference to Exhibit 10.1 to AMR’s report on Form 8-K dated February 14, 2013.

10.165	Letter Agreement, dated February 13, 2013, by and between AMR Corporation and Thomas W. Horton, incorporated by reference to Exhibit 10.2 to AMR’s report on Form 8-K/A dated February 14, 2013.

10.166†	Form of American Airlines Group Inc. 2013 Incentive Award Plan.

21.1	Subsidiaries of AMR Corporation, incorporated by reference to Exhibit 21 to AMR’s report on Form 10-K for the year ended December 31, 2012.

23.1†	Consent of Latham & Watkins LLP (included as part of the opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.2†	Consent of Weil, Gotshal & Manges LLP (included as part of the opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.3†	Consent of Weil, Gotshal & Manges LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.4†	Consent of KPMG LLP.

23.5†	Consent of Ernst & Young LLP.

99.1	Consent of Barclays Capital Inc.

99.2†	Form of Proxy Card of US Airways Group, Inc.

Exhibit No.	Document

99.3†	Consent of Prospective Director (W. Douglas Parker).

99.4†	Consent of Prospective Director (Denise M. O’Leary).

99.5†	Consent of Prospective Director (James F. Albaugh).

99.6†	Consent of Prospective Director (Jeffrey D. Benjamin).

99.7†	Consent of Prospective Director (John T. Cahill).

99.8†	Consent of Prospective Director (Matthew J. Hart).

99.9†	Consent of Prospective Director (Michael J. Embler).

99.10†	Consent of Prospective Director (Richard C. Kraemer).

99.11†	Consent of Prospective Director (Richard P. Schifter).

101†	XBRL Interactive Data File.

†	Previously filed.

(a)	The annexes, schedules, and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AMR hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.